UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2020

Viad Corp

(Exact name of registrant as specified in its charter)

Delaware	001-11015	36-1169950
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1850 North Central Avenue, Suite 1900, Phoenix, Arizona	85004-4565
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 207-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.50 Par Value	VVI	New York Stock Exchange
Preferred Stock Purchase Rights	—	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Executive Officer Stock Option Grant

On August 11, 2020, the Human Resources Committee (the “Committee”) of the Board of Directors of Viad Corp (the “Company”) approved a Stock Option Grant Notice and Stock Option Agreement (together, the “Option Agreement”) under the 2017 Viad Corp Omnibus Incentive Award Plan (the “Plan”), pursuant to which the Company granted to David Barry, President of Pursuit, an option (the “Option”) to purchase 150,000 shares (the “Shares”) of the Company’s common stock upon the achievement of certain Pursuit-related EBITDA and ROIC performance milestones during the three year period from 2021 – 2023.

The Option is comprised of two tranches: the EBITDA Option and the ROIC Option. The EBITDA Option is comprised of three equal tranches of 30,000 Shares, each of which is eligible to vest and become exercisable based on the Company’s achievement of pre-established Pursuit-related EBITDA goals during each of calendar years 2021, 2022 and 2023, subject to Mr. Barry’s continued employment with the Company through the last day of each performance period. The ROIC Option will vest and become exercisable in full on December 31, 2023 if the Company achieves a pre-established return on invested capital goal with respect to Pursuit during the three-year performance period from January 1, 2021 to December 31, 2023 (the “ROIC Performance Period”), subject to Mr. Barry’s continued employment through such date.

Following a change in control of the Company, the Option will vest and become exercisable in full upon a termination of employment by the Company without cause, or by Mr. Barry for good reason.

Executive Officer Base 2021 Salary

On August 11, 2020, the Committee also approved an increase in the annual base salary for Mr. Barry to $600,000, effective January 1, 2021.

Executive Officer Restricted Stock Units Grant

On August 11, 2020, the Committee also approved a one-time grant of 77,720 restricted stock units (“RSUs”) to Mr. Barry having an aggregate dollar denominated value equal to $1,500,000. The RSUs were granted under the Plan pursuant to a Restricted Stock Units Agreement approved by the Committee on August 11, 2020. The RSUs will vest into shares of the Company’s common stock in three equal installments on each of December 31, 2021, 2022 and 2023, subject to Mr. Barry’s continued employment with the Company through such vesting dates. In addition, following a change in control of the Company, the RSUs will vest and become exercisable in full upon a termination of employment by the Company without cause, or by Mr. Barry for good reason. The other terms of the RSUs are substantially similar to those awards granted pursuant to the previously disclosed form of award agreements for executive officers under the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Viad Corp
(Registrant)

August 13, 2020	By:	/s/ Derek P. Linde
	Name:	Derek P. Linde
	Title:	General Counsel and Corporate Secretary